Exhibit 21.1

LIST OF EQUIFAX INC. SUBSIDIARIES

Registrant ‑ Equifax Inc. (a Georgia corporation)

The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of December 31, 2015 (all of which are included in the consolidated financial statements), except as noted in the footnotes below:

Name of Subsidiary	State or Country of Incorporation

3292637 Novia Scotia Company (33)	Nova Scotia

3292638 Novia Scotia Company (33)	Nova Scotia

Anakam, Inc.	Delaware

Anakam Information Solutions, LLC (24)	Delaware

Austin Consolidated Holdings, Inc.	Texas

Beluga Acquisitions Limited (11)	Guernsey

Compliance Data Center LLC (1)	Georgia

Computer Ventures, Inc.(1)	Delaware

DataVision Resources, LLC (2)	Iowa

EFX de Costa Rica, S.A. (17)	Costa Rica

EFX Holdings Ltd. (16)	Mauritius

Equiecua Analytics Services of Risk S.A. (16)	Ecuador

Equifax Acquisition Holdings LLC	Georgia

Equifax Americas B.V. (8) (15)	The Netherlands

Equifax Analytics Private Limited (f/k/a Net Positive) (22)	India

Equifax Australia Pty. Ltd. (29)	Australia

Equifax Australia Holdings Pty. Ltd. (14)	Australia

Equifax Canada Co. (18)	Nova Scotia

Equifax Canadian Holdings Co. (34)	Nova Scotia

Equifax Canadian Holdings II Co. (26)	Nova Scotia

Equifax Commercial Services Ltd. (4)	Republic of Ireland

Equifax Consumer Services LLC	Georgia

Equifax Decision Systems, B.V. (23)	The Netherlands

Equifax do Brasil Holdings Ltda. (6)(13)	Brazil

Equifax do Brasil Ltda. (12)(13)	Brazil

Equifax Ecuador C.A. Buró de Información Crediticia (19)	Ecuador

Equifax Enterprise Services LLC	Georgia

Equifax EUA Limited (23)	United Kingdom

Equifax Europe LLC (26)	Georgia

Exhibit 21.1

Equifax Fraude, S.L. (17)	Spain

Equifax Funding LLC	Georgia

Equifax Information Services LLC	Georgia

Equifax Information Services of Puerto Rico, Inc. (15)	Georgia

Equifax Information Technology LLC	Georgia

Equifax Investment (South America) LLC (6)	Georgia

Equifax Limited (4)	United Kingdom

Equifax Luxembourg S.À R.L. (15)	Luxembourg

Equifax Luxembourg (No. 2) S.À R.L. (26)	Luxembourg

Equifax Luxembourg (No. 3) S.À R.L. (14)(21)	Luxembourg

Equifax Luxembourg (No. 4) S.À R.L. (25)	Luxembourg

Equifax Luxembourg (No. 5) S.À R.L. (23)	Luxembourg

Equifax Luxembourg (No. 6) S.À R.L. (26)	Luxembourg

Equifax Luxembourg (No. 7) S.À R.L. (23)	Luxembourg

Equifax Luxembourg (No. 8) S.À R.L.	Luxembourg

Equifax Luxembourg (No. 9) S.À R.L. (10)	Luxembourg

Equifax Research and Development (Ireland) Limited (23)	Republic of Ireland

Equifax Secure Ltd. (1)	United Kingdom

Equifax Software Systems Private Ltd. (22)	India

Equifax South America LLC (17)	Georgia

Equifax Spain Holdings S.À R.L. (3)(26)	Luxembourg

Equifax Special Services LLC (1)	Georgia

Equifax Technology (Ireland) Limited (28)	Republic of Ireland

Equifax Technology Solutions LLC	Georgia

Equifax Touchstone Ltd. (4)	United Kingdom

Equifax UK AH Limited (27)	United Kingdom

Equifax Uruguay S.A. (6)	Uruguay

eThority LLC (2)	South Carolina

Forseva, LLC (32)	Delaware

IntelliReal LLC	Colorado

Inversiones Equifax de Chile Ltda. (6)	Chile

IXI Corporation	Delaware

Net Profit, Inc. (2)	South Carolina

NettPositive Analytics FZE (35)	UAE

Payments Place Limited (20)	United Kingdom

Pioneer Holdings Limited (9)	Guernsey

Rapid Reporting Verification Company, LLC(2)	Texas

Exhibit 21.1

Redbird Insurance, LLC	Missouri

Sawfish Limited (20)	United Kingdom

Sawfish Insolvency Systems Limited (30)	United Kingdom

Servicios Equifax Chile Ltda. (7)	Chile

TALX Corporation (8)	Missouri

TALX UCM Services, Inc. (2)	Missouri

TDX Australia Pty Limited (20)	Australia

TDX Capital Markets (UK) Limited (20)	United Kingdom

TDX Group Data Matching Limited (20)	United Kingdom

TDX Group Limited (31)	United Kingdom

TDX Indigo Iberia SL (20)	Spain

TDX Industry Solutions Limited (30)	United Kingdom

TDX Latin America SAC (20)(9)	Peru

TDX Trustees Limited (20)	United Kingdom

The Infocheck Group Ltd. (5)	United Kingdom

The Insolvency Exchange Limited (20)	United Kingdom

TrustedID, Inc.	Delaware

TTI Financial 1 Limited (31)	Guernsey

Verdad Informatica de Costa Rica, S.A.(17)	Costa Rica

NOTES:

Registrant’s subsidiary Equifax Spain Holdings S.À R.L. (Luxembourg) owns 86% of Equifax Iberica, S.L. (Spain), which owns 95% of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain), 95% of Equifax Plus, S.L., and 50% of Credinformacoes Informaçoes de Credito Lda. (Portugal), along with Equifax Decision Systems, B.V. which owns 25%.

Registrant’s subsidiary Equifax South America LLC owns 16% of Equifax Peru S.A. (Peru), along with Servicios Equifax Chile Ltda. (Chile) which owns 35%. Equifax Peru S.A. owns 100% of Acelor SAC (Peru), and 100% of Servicios Integrales de Informacion S.A. (Peru).

Registrant’s subsidiary Equifax South America LLC owns 76.04% of Equifax Centroámerica S.A. de C.V. (El Salvador), which owns 100% of Equifax Honduras, Central de Riesgo Privada, S.A. (Honduras).

Registrant’s subsidiary Equifax Spain Holdings S.À R.L. (Luxembourg) owns 79.48% of the stock of Organizacion Veraz, S.A. (Argentina), and together these two entities own 98.9% of Transalud, S.A. (Argentina).

Registrant’s subsidiary Equifax Acquisition Holdings LLC owns 87.7085% of Grupo Inffinix, S.A. de C.V. (Mexico)(“Grupo”) and all of Grupo’s wholly-owned subsidiaries, as follows: Inffinix Limited (Hong Kong), Inffinix Software, S.L. (Spain); Inffinix Software, S.A. de C.V. (Mexico); Inffinix Administración, S.A. de C.V. (Mexico); Inffinix Assets, S.A. de C.V. (Mexico); Infosistemas Financieros, S.A. de C.V. (Mexico); and Inffinix Software Comercio, Servicios, Importação e Expostação, Ltda. (Brazil);

Registrant’s subsidiary Equifax Americas B.V. (the Netherlands) owns 65% of Equifax Paraguay S.A. (Paraguay).

Registrant’s subsidiary Equifax do Brasil Holdings Ltda. (Brazil) holds 15% of BOA Vista Servicios S.A. (Brazil).

Exhibit 21.1

Registrant’s subsidiary Equifax do Brasil Ltda. (Brazil) holds 9.5% of the stock of Neuroanalitica Participadoes Ltda. (Brazil), which owns 57% of the stock of Neurotech Technologica da Informacao S.A. (Brazil).

Registrant’s subsidiary Equifax Decision Systems, B.V. (the Netherlands) owns 50% of Equifax Credit Services LLC (Russia). Equifax Decision Systems, B.V. (the Netherlands), through its wholly-owned subsidiary, EFX Holdings Limited (Mauritius), owns of 49.37% of Equifax Credit Information Services Private Limited (India).

Registrant’s subsidiary TDX Group Limited (United Kingdom) owns 75% of Integrated Debt Services Ltd. (United Kingdom).

Registrant’s subsidiary Equifax Information Services LLC holds a 33% interest in Opt-Out Services LLC (Delaware), 33% interest in VantageScore Solutions, LLC (Delaware), 33% of New Management Services LLC (Delaware), 25% of Online Data Exchange LLC (Delaware) and 33% of Central Source LLC (Delaware).

(1)Subsidiary of Equifax Information Services LLC
(2)Subsidiary of TALX Corporation
(3)Subsidiary of Equifax Europe LLC
(4)Subsidiary of Equifax EUA Ltd.
(5)Subsidiary of Equifax Limited
(6)Subsidiary of Equifax South America LLC
(7)Subsidiary of Inversiones Equifax de Chile Ltda.
(8)Subsidiary of Equifax Information Services of Puerto Rico, Inc.
(9)Subsidiary of Equifax UK AH Limited
(10)Subsidiary of Equifax Luxembourg (No. 8) S.À R.L.
(11)Subsidiary of TTI Financial 1 Limited
(12)Subsidiary of Equifax do Brasil Holdings Ltda.
(13)Subsidiary of Equifax Investment (South America) LLC
(14)Subsidiary of Equifax Americas B.V.
(15) Subsidiary of Equifax Luxembourg (No. 9) S.À R.L.
(16)Subsidiary of Equifax Decision Systems, B.V.
(17)Subsidiary of Equifax Spain Holdings, S.À R.L.
(18)Subsidiary of Equifax Canadian Holdings Co.
(19)Subsidiary of Servicios Equifax Chile Ltda.
(20)Subsidiary of TDX Group Limited
(21)Subsidiary of Equifax Luxembourg (No. 4) S.À R.L.
(22)Subsidiary of EFX Holdings Ltd.
(23)Subsidiary of Equifax Luxembourg (No. 3) S.À R.L.
(24)Subsidiary of Anakam, Inc.
(25)Subsidiary of Equifax Luxembourg S.À R.L.
(26)Subsidiary of Equifax Luxembourg (No. 5) S.À R.L.
(27)Subsidiary of Equifax Luxembourg (No. 6) S.À R.L.
(28) Subsidiary of Equifax Luxembourg (No. 7) S.À R.L.
(29)Subsidiary of Equifax Australia Holdings Pty. Ltd.
(30)Subsidiary of Sawfish Limited
(31)Subsidiary of Pioneer Holdings Limited
(32)Subsidiary of Equifax Technology Solutions LLC
(33)Subsidiary of Equifax Canadian Holdings II Co.
(34)Subsidiary of 3292637 Nova Scotia Company
(35)Subsidiary of Equifax Analytics Private Limited